                                                                       Exhibit A


                                     [LOGO]

                            GlobalNet Financial.com
                         2425 Olympic Blvd., Suite 660E
                             Santa Monica, CA 90404
                             (310) 828-8838 -- tel
                             (310) 828-7218 -- fax


May 7, 1999

Mr. John Pluthero
Managing Director
Freeserve, Ltd.
Maylands Ave.
Hemel Hempstead HP27TG

Dear John:

Please accept this letter as confirmation that GlobalNet Financial.Com, Inc. ("GLBN"), formerly MicroCap Financial Services.Com, Inc., has agreed with Freeserve, Ltd., as follows:

     1. The investment by Freeserve in GLBN (the "Investment") of $14,765,337 as follows:


          Purchase of 2,000,000 shares
          at $1.00 per share pursuant to the
          outstanding warrant held by Dixons
          Overseas Investments, Ltd. (the "Warrant")
          for a total of                                             $ 2,000,000

          Purchase of 6,382,669 new shares at $2.00 per
          share for a total of                                        12,765,337
                                                                      ----------

          A total investment of                                      $14,765,337

          Total share ownership of                                     8,382,669

          GLBN's Pre-Investment number of shares
          Outstanding                                                 55,884,457

          Ownership percentage based on Pre-Investment
          number of shares outstanding                                       15%

 Mr. John Pluthero
 Page Two
 May 7, 1999
--------------------------------------------------------------------------------

     2. All shares sold pursuant to #1 above including those shares purchased pursuant to the Warrant will be included in the registration statement currently filed with the U.S. Securities and Exchange Commission.

     3. GLBN confirms that there are no warrants, other than the Warrant, as well as options or similar convertible securities outstanding listed on Exhibit 1 attached as of the date of this letter.

          Effective upon the closing of the Investment GLBN hereby agrees as follows:

     4. In the event of the subsequent issuance of shares of common stock (an "Issuance") of GLBN within a period of thirty (30) months of the closing of the Investment, either in connection with investments in GLBN by others or the acquisition of stock or assets of another company or otherwise, GLBN hereby grants Freeserve anti-dilution rights to purchase a number of shares on the same terms and conditions as any other outside investor, or at the value of the acquisition, as will maintain Freeserve's percentage equity interest in GLBN at the closing of the Investment. The foregoing, however, shall not apply to an issuance of less than 1% of the then number of shares outstanding.

     5. GLBN will grant Freeserve a warrant exercisable at $2.25 per share for a period of 30 months to purchase such number of shares of GLBN's common stock to increase Freeserve's ownership to 19.9% of the fully diluted number of shares of common stock outstanding immediately prior to the exercise of the warrant.

     6. In the event of the subsequent issuance of shares, or the granting of rights to subscribe for or purchase shares including any warrants, options or other convertible securities of common stock, with purchase, conversion or exercise prices at less than $2.25 per share, GLBN will offer Freeserve the ability to purchase 15% of the number of shares issued or shares underlying the warrant, option or convertible security at the purchase, exercise or conversion price of the security.

     7. The election of Freeserve's designee(s) to one or two seats on GLBN's Board of Directors at Freeserve's option.

     8.   GLBN's capital structure as of the date hereof is as follows:

Mr. John Pluthero
Page Three
May 7, 1999
_______________________________________________________________________________

Assets

- Cash                                                        $ 7,555,304
- Securities                                                   14,218,867
- Other                                                         1,784,756
                                                              -----------
     Total Assets                                             $23,558,927

Liabilities

- Dividends Payable                                           $   610,779
- Inter Company Payable                                           407,417
- Other                                                           165,576
                                                              -----------
     Total liabilities                                        $ 1,183,772

Stockholders' Equity                                          $22,375,155
                                                              -----------
     Total Liabilities & Equity                               $23,558,927


Following, please find an investment letter regarding your investment. Please execute the investment letter for your purchase of the 6,362,669 new shares and the execution page of the Warrant for the 2,000,000 warrant shares. Please forward all documents, including a letter from Dixons Overseas Investments Limited authorizing the issuance of the Warrant Shares in the name of Freeserve Limited, by courier. Wiring instructions also follow. We would like to close this transaction on May 12, 1999. If you have any questions, please feel free to call me at (310) 828-8838.

Sincerely,


/s/ STANLEY HOLLANDER
---------------------
Stanley Hollander

cc: M. Danby
    M. Jacobs

                         GLOBALNET FINANCIAL.COM, INC.
                      TOTAL OPTIONS & WARRANTS OUTSTANDING
                                   EXHIBIT 1
                                   ---------

                                  1998 GRANTS

                                      NO.       DATE OF     EXERCISE                             EXPIR.
NAME                                SHARES       GRANT       PRICE            VESTING             DATE
----                              ---------    ---------    --------     -----------------      --------
EMPLOYEES STOCK OPTION GRANTS

Ron Koenig                       1,420,000    10/20/98      $.375       710,000  10/29/98      10/20/08
                                                                         710,000  10/29/99

Stanley Hollander                 1,420,000    10/20/98      $.375       710,000  10/29/98      10/20/08
                                                                         710,000  10/29/99

Stanley Hollander                   500,000      1/4/99      $1.18       250,000    1/4/99        1/4/09
                                                                         250,000    2/4/00

Alan L. Jacobs                      480,000    10/20/98      $.375       240,000  10/20/98      10/20/08
                                                                         240,000  10/20/99

Leslie Goldbart                     300,000    10/20/98      $.375       150,000  10/20/98      10/20/08
                                                                         150,000  10/20/99

Michael S. Jacobs                   650,000    10/20/98      $.375       325,000  10/20/98      10/20/08
                                                                         325,000  10/20/99

Michael S. Jacobs                   250,000     8/20/98       $.25       125,000   8/20/98       8/20/08
                                                                         125,000   8/20/99

Jay Matulich                        650,000    10/20/98      $.375       325,000  10/20/98      10/20/08
                                                                         325,000  10/20/99

Jay Matulich                        250,000     8/20/98       $.25       125,000   8/20/98       8/20/08
                                                                         125,000   8/20/99

Monique MacLaren                     25,000    10/20/98      $.375        12,500  10/20/98      10/20/08
                                                                          12,500  10/20/99

Jacqueline Subeck                    15,000    10/20/98      $.375         7,500  10/20/98      10/20/08
                                                                           7,500  10/20/99

Bulent Gultekin                      40,000    10/20/98      $.375        20,000  10/20/98      10/20/08
                                                                          20,000  10/29/99

John Flanders                       500,000    10/23/98      $.375       250,000  10/23/98      10/20/08
                                                                         250,000  10/23/99

Richard Hefter                      475,000      1/4/99      $1.18       237,500    1/4/99        1/4/09
                                                                         237,500    1/4/00

Lisa Taylor                          50,000      1/4/99      $1.18        25,000    1/4/99        1/4/09
                                                                          25,000    1/4/00

Joan Martino                         10,000     3/15/99      $1.18         3,334   3/15/99       3/15/09
                                                                           3,333   3/15/00
                                                                           3,333   3/15/01

Clive Wallman                       150,000     3/15/99      $1.75        75,000   3/15/00       3/15/09
                                                                          75,000   3/15/01

Christopher Jennings                300,000     4/16/99      $1.75       150,000   4/16/99       4/16/09
                                                                         150,000   4/16/00

Mark Friedman                        25,000     4/30/99      $3.00        12,500   4/30/99       4/30/02
                                                                          12,500   4/30/00
                                  ---------
TOTAL ESOPS                       7,510,000

NON-EMPLOYEE STOCK OPTIONS
Gail Bronson                    6,000   10/21/98   $.625  Immediately   10/21/08
Rich Hefter                   100,000   10/15/98   $.375  Immediately   10/15/08
Matthew Stasior               250,000     8/7/98   $.25   Immediately     8/7/08
                              250,000   10/30/98   $.375                10/30/08
                            ---------
                              500,000
Lisa Taylor                    25,000    8/24/98   $.25   Immediately    8/24/08
Proton Capital (Alan Gaines)  150,000    12/1/98   $.81   Immediately   12/01/01
Michael Terpin                250,000    8/20/98   $.25   Immediately    8/20/00
                            ---------
TOTAL NON-ESOP              1,031,000
                            ---------
TOTAL OPTIONS OUTSTANDING   8,541,000
                            ---------


WARRANTS OUTSTANDING
                                            DATE OF       EXERCISE        EXPIR
      NAME                   NO. WTS         GRANT         PRICE          DATE
G. Fishcoff                    31,250       10/23/98       $1.00        10/23/03
I. Freiberg                   218,750       10/23/98       $1.00        10/23/03
Freeserve Limited           2,000,000        1/27/99       $1.00         1/27/02
Int. Marketing                840,000         2/8/99       $2.375         2/8/02
Twice Int'l.                2,000,000        4/28/99       $4.56         4/28/01
Investor Warrants           1,625,000          10/96       $4.00           10/99
Sub-Placement Warrants         24,984           3/97       $4.00            3/00
Consulting Warrants            52,083          11/97       $2.00           11/99
Telescan                           --        3/31/99       $3.75         3/30/20
                            ---------
TOTAL WTS                   6,792,067
                            ---------

* Warrant to purchase shares of GLBN such that, after giving effect to the 5,176,161 shares currently owned by TSCN, TSCN would upon exercise of the warrant then own 19.9% of the then outstanding shares of GLBN Common Stock.


TOTAL OUTSTANDING WARRANTS
AND OPTIONS                15,333,067
                           ==========

Dated: May 12, 1999

                               INVESTMENT LETTER

TO THE BOARD OF DIRECTORS OF GlobalNet Financial.com, Inc. (a Delaware Corporation)

     The undersigned hereby represents to GlobalNet Financial.com, Inc., a Delaware Corporation (the "Corporation"), that (1) the shares of the Corporation's common stock (the "Securities") which are being acquired by the undersigned are for investment and not with a view to the public resale or distribution thereof, (2) the undersigned will not sell, transfer or otherwise dispose of the Securities except in compliance with the Securities Act of 1933, as amended (the "Act"); and (3) the undersigned is aware that the Securities are "restricted securities" as that term is defined in Rule 144 or the General Rules and Regulations under the Act.

     The undersigned further acknowledges that he has had an opportunity to ask questions of and receive answers from duly designated representatives of the Corporation concerning the terms and conditions pursuant to which the Securities are being acquired. The undersigned acknowledges that he has been afforded an opportunity to examine such documents and other information which he has requested for the purpose of verifying the information set forth in said documents.

     The undersigned acknowledges and understands that the Securities are unregistered and must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available.

     The undersigned further acknowledges that he is fully aware of the applicable limitations on the resale of the Securities. These restrictions for the most part are set forth in Rule 144, which rule permits sales of "restricted securities" upon compliance with the requirements of such rule. If the Rule is available to the undersigned, the undersigned may be required to make only routine sales of securities, in limited amounts, in accordance with the terms and conditions of that Rule.

     Any and all certificates representing the Securities, and any and all securities issued in replacement thereof or in exchange therefor, shall bear the following legend, which the undersigned has read and understands:

     The securities represented by this Certificate have not been registered under the Securities Act of 1933 (the "Act") and are

"restricted securities" as that term is defined in Rule 144 under the Act. The securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Corporation.



                                       Very truly yours,


                                            /s/  I. LIVINGSTON
          6,382,669                    By:  ------------------------
   ----------------------
      Shares Purchased

            $2.00                        I. LIVINGSTON         (Print)
   ------------------------            -------------------------
   Purchase Price Per Share                    (Name)

          $12,765,337                   ITS:  DIRECTOR
   ------------------------            --------------------------
       Total Investment